Exhibit 14

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated December 3, 1999 with respect to ING Small Cap Growth Fund (one of the funds comprising ING Funds Trust), which is incorporated by reference, in this Registration Statement on Form N-14 of Pilgrim SmallCap Opportunities Fund.


                                        /s/ Ernst & Young LLP

                                        ERNST & YOUNG LLP

New York, New York
December 11, 2000

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement of Pilgrim SmallCap Opportunities Fund on Form N-14 ("Registration Statement") of our report dated February 17, 2000 relating to the financial statements and financial highlights of Pilgrim SmallCap Opportunities Fund which appear in the December 31, 1999 Annual Report to shareholders of Pilgrim Funds which is also incorporated by reference into the Registration Statement.

We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement.

/s/ Pricewaterhouse Coopers LLP

PricewaterhouseCoopers LLP


New York, New York
December 14, 2000